                                                                  EXHIBIT 13(a)
                                                                  -------------










Letter of Credit Agreement

dated as of October 1, 1995

between

Central Power and Light Company

and

ABN AMRO Bank N.V.

                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I
                                  DEFINITIONS1

     Section 1.1.   Definitions                                             1

                                   ARTICLE II
                                LETTER OF CREDIT

     Section 2.1.   Issuance of Letter of Credit                            7
     Section 2.2.   Letter of Credit Drawings                               8
     Section 2.3.   Reimbursement of Liquidity Drawings under
                      the Letter of Credit; Interest                        8
     Section 2.4.   Reimbursement of Drawings Other than Liquidity
                      Drawings under the Letter of Credit                   8
     Section 2.5.   Conversion and Continuation Options                     8
     Section 2.6.   Interest Rates and Payment Dates                        9
     Section 2.7.   Payments                                                9
     Section 2.8.   Fees                                                    10
     Section 2.9.   Method of Payment                                       10
     Section 2.10.  Lending Offices and Funding                             10
     Section 2.11.  Computation of Interest                                 11
     Section 2.12.  Payment Due on Non-Business Day to be made on
                      Next Business Day                                     11
     Section 2.13.  Late Payments                                           11
     Section 2.14.  Source of Funds                                         11
     Section 2.15.  Extension of Stated Expiration Date                     11
     Section 2.16.  Funding Losses                                          12
     Section 2.17.  Basis for Determining Interest Rate
                      Unavailable                                           12
     Section 2.18.  Illegality                                              12
     Section 2.19.  Maximum Interest Rate                                   12
     Section 2.20.  Bank Rating                                             13

                                   ARTICLE III
                              CONDITIONS PRECEDENT

     Section 3.1.   Conditions Precedent to Issuance of Letter
                      of Credit                                             13
     Section 3.2.   Conditions Precedent to Liquidity Advances              14

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.1.   Company's Representations                               15








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                                    CONTINUED


                                                                          Page

                                    ARTICLE V
                                    COVENANTS

     Section 5.1.   Information                                             18
     Section 5.2.   Payment of Obligations                                  19
     Section 5.3.   Maintenance of Property; Insurance                      19
     Section 5.4.   Conduct of Business and Maintenance of
                      Existence                                             20
     Section 5.5.   Compliance with Laws                                    20
     Section 5.6.   Inspection of Property, Books and Records               20
     Section 5.7.   Use of Proceeds                                         21
     Section 5.8.   Negative Pledge                                         21

     Section 5.9.   Prohibition of Fundamental Changes                      21
     Section 5.10.  Minimum Consolidated Net Worth                          21
     Section 5.11.  Bond Documents                                          21
     Section 5.12.  Official Statement                                      21
     Section 5.13.  Optional Redemptions                                    21

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     Section 6.1.   Events of Default                                       22
     Section 6.2.   Remedies                                                23

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1.   Taxes                                                   24
     Section 7.2.   Increased Costs                                         25
     Section 7.3.   Right of Setoff; Other Collateral                       27
     Section 7.4.   Indemnity, Costs and Expenses                           28
     Section 7.5.   Obligations Absolute                                    28
     Section 7.6.   Liability of the Bank                                   28
     Section 7.7.   Participants, Etc                                       29
     Section 7.8.   Survival of this Agreement                              30
     Section 7.9.   Modification of this Agreement                          30
     Section 7.10.  Waiver of Rights by the Bank                            30
     Section 7.11.  Severability                                            30
     Section 7.12.  Governing Law; Submission to Jurisdiction               30
     Section 7.13.  Notices                                                 31
     Section 7.14.  Survival of Certain Obligations                         32
     Section 7.15.  Taxes and Expenses                                      32
     Section 7.16.  Headings                                                32
     Section 7.17.  Counterparts                                            32
     Section 7.18.  Waiver of Jury Trial                                    32




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                                TABLE OF CONTENTS
                                    CONTINUED


                                                                          Page

Signature                                                                   33

Appendix I
















































                            LETTER OF CREDIT AGREEMENT


                                                    Dated as of October 1, 1995



Central Power and Light Company
c/o Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, Texas  75202

Ladies and Gentlemen:

          Central Power and Light Company (the "Company") desires to secure a source of funds to be devoted exclusively to the payment by The Bank of New York, as trustee (together with its successors in such capacity under the Indenture, the "Trustee"), when and as due, of the principal of and certain interest on the Bonds, and has applied to ABN AMRO Bank N.V., acting through its Houston Agency (the "Bank"), for issuance by the Bank of the Letter of Credit in an Original Stated Amount of $43,411,550. Furthermore, the Bank has been requested by the Company to provide the Company with a liquidity facility by extending credit to the Company in the form of Liquidity Drawings under the Letter of Credit. The Bank has agreed to issue such Letter of Credit and to provide such liquidity facility in the following manner and subject to the following terms and conditions. Accordingly, the Company and the Bank hereby agree as follows:

                                  .c.ARTICLE I
                                   DEFINITIONS

          .c2.Section 1.1.  Definitions;.  As used in this Agreement:
"Acceleration Drawing" - means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of "Exhibit F" to the Letter of Credit.

          "Agreement" - means this Letter of Credit Agreement, as amended or supplemented from time to time.

          "Available Amount" - shall have the same meaning herein as in the Letter of Credit.

          "Bank" - means ABN AMRO Bank N.V., a banking institution organized and existing under the laws of The Netherlands, acting through its Houston Agency, as issuer of the Letter of Credit.

          "Bank Bonds" - shall have the same meaning herein as in the Indenture.

          "Base Rate" - means for any day the greater of:
(i)the rate of interest announced by the Bank from time to time as its prime commercial rate for U.S. dollar loans as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

               (ii) the sum of (x) the rate determined by the Bank to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Houston, Texas time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Bank for the sale to the Bank at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Bank for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

          "Base Rate Loan" - means a Liquidity Advance which is accruing interest based on the Base Rate.

          "Bond Documents" - means the Indenture, the Installment Payment Agreement and the Bonds.

          "Bond Owner," "Bondowner," "Owner" and "Bondholder" - shall have the same meaning herein as in the Indenture.

          "Bonds" means the $40,890,000 aggregate principal amount of Guadalupe-Blanco River Authority Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995.

          "Business Day" - shall have the same meaning herein as in the Letter of Credit and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, means any day on which banks are dealing in U.S. dollar deposits in the interbank market in London, England.

          "Cap Interest Rate" - means a rate per annum of 12% calculated on the basis of a year of 360 days for the actual days elapsed.

          "Code" - means the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated and proposed thereunder or under the predecessor Code.

          "Commission" - means the Securities and Exchange Commission, or any entity succeeding to its responsibilities under the Public Utility Holding Company Act of 1935, as amended.

          "Company" - means Central Power and Light Company, a public utility and corporation duly organized and validly existing under the laws of the State of Texas, and its lawful successors and assigns, to the extent permitted by the Installment Payment Agreement and this Agreement.

          "Company Held Bonds" - shall have the same meaning herein as in the Indenture.

          "Consolidated Net Worth" - means at any date the consolidated common stock equity of the Company and its Consolidated Subsidiaries determined as of such date.

          "Consolidated Subsidiary" - means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in consolidated financial statements if such statements were prepared as of such date.

          "Controlled Group" - means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

          "Date of Issuance" - means the date on which all conditions precedent under Article III hereof have been met or waived by the Bank and on which the Letter of Credit is issued.

          "Environmental Laws" - means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, in each case as in effect and applicable to the Company and its Subsidiaries at the time the representation in Section 4.1(m) is made or deemed made or compliance with
Section 5.5 is determined.

          "ERISA" - shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

          "Eurodollar Loan" - means a Liquidity Advance which is accruing interest based on LIBOR plus the LIBOR Margin.

          "Event of Default" - shall have the meaning specified in Section
6.1.

          "Governmental Body" - shall mean any government, foreign, or domestic, any court or any foreign or domestic, federal, state, municipal or other governmental department, commission, board, bureau, agency, public authority or instrumentality.

          "Hazardous Substances" - means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indenture" - means that certain Indenture of Trust, dated as of October 1, 1995, between the Issuer and the Trustee, relating to the Bonds, as amended or supplemented in accordance with the terms hereof and thereof.

          "Installment Payment Agreement" - means the Installment Payment Agreement, dated as of October 1, 1995, between the Issuer and the Company, relating to the Bonds, as amended or supplemented in accordance with the terms thereof.

          "Interest Period" - means with respect to each Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company provided, however, that:
               (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless with respect to a Eurodollar Loan such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

               (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Issuer" - means the Guadalupe-Blanco River Authority, a governmental agency and body politic and corporate organized and validly existing under the laws of the State of Texas.

          "Letter of Credit" - means the irrevocable transferable letter of credit issued by the Bank for the account of the Company in favor of the Trustee for the benefit of the owners from time to time of the Bonds pursuant to this Agreement in the form of Appendix I with appropriate insertions, as amended.

          "Letter of Credit Fee" - means any fee payable by the Company under
Section 2.8.

          "Level I Status" - means the S&P Rating is BBB+ or higher and the Moody's Rating is Baa1 or higher.

          "Level II Status" - means Level I Status does not exist, but the S&P Rating is BBB or higher and the Moody's Rating is Baa2 or higher.

          "Level III Status" - means neither Level I Status or Level II Status exists, but the S&P Rating is BBB- or higher and the Moody's Rating is Baa3 or higher.

          "Level IV Status" - means none of Level I Status, Level II Status and Level III Status exists.

          "LIBOR" means, for an Interest Period for a Eurodollar Loan, the rate of interest per annum, as determined by the Bank (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), at which deposits of U.S. dollars in immediately available and freely transferable funds are offered by the Bank at 11:00 a.m. (London, England time) two Business Days before the commencement of such Interest Period to major banks in the London interbank market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of such Eurodollar Loan.

          "LIBOR Margin" - means, for the first 3 months any Liquidity Advance bears interest based on LIBOR, 0.375% per annum and thereafter 0.50% per annum.

          "Lien" - means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Liquidity Advance" - shall have the meaning specified in Section
2.3.

          "Liquidity Drawing" - means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of "Exhibit E" to the Letter of Credit.

          "Material Adverse Effect" - means a material adverse effect on the financial condition, business or operations of the Company.

          "Material Subsidiary" - means any Subsidiary of the Company that has assets that constitute more than 10% of the consolidated assets of the Company and its Subsidiaries as shown on the most recent financial statements delivered to the Bank pursuant to Section 5.1 hereof.

          "Moody's Rating" - means the rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Company (or if neither Moody's Investors Service, Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Bank and the Company). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

          "Multiemployer Plan" - means a plan described in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group contributed or has contributed during the last five years of such plan. "Obligations" - means the Liquidity Advances, fees relating to the Letter of Credit, any and all obligations of the Company to reimburse the Bank for any drawings under the Letter of Credit, and all other obligations of the Company to the Bank arising under or in relation to this Agreement.

          "Official Statement" - means the Official Statement relating to the Bonds, dated November 2, 1995.

          "Original Stated Amount" - shall have the meaning specified in
Section 2.1.

          "Outstanding," "Bonds Outstanding" or "Bonds then Outstanding" - shall have the same meaning herein as in the Indenture.

          "Parent" - means Central and South West Corporation, a Delaware corporation.

          "PBGC" - shall mean the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

          "Person" - means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "Plan" - means, with respect to the Company and each Subsidiary thereof at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is or has been maintained or contributed to by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the Controlled Group for employees of any Person which was at such time a member of the Controlled Group.

          "Potential Default" - means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

          "Projects" - shall have the meaning set forth in the Installment Payment Agreement.

          "Regulation U" - means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Related Documents" - means the Bond Documents, this Agreement, the Letter of Credit and any other agreement or instrument relating thereto.

          "Remarketing Agent" - means Morgan Stanley & Co. Incorporated, as remarketing agent under the Indenture, and any successor remarketing agent.

          "Reportable Event" - means any of the events set forth in Section 4043(b) of ERISA.

          "S&P Rating" - means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Company (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Bank and the Company). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

          "State" - means the State of Texas.

          "Stated Expiration Date" - means November 2, 2000, or such later date to which the Stated Expiration Date may be extended from time to time pursuant to the Letter of Credit and Section 2.15.

          "Subsidiary" shall mean any corporation organized under the laws of one of the States of the United States of America of which more than 50% of the voting stock (except directors qualifying shares) is owned or controlled, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

          "Termination Date" - shall have the meaning set forth in the Letter of Credit.

          "U.S." - means the United States of America.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any capitalized terms used herein which are not specifically defined herein shall have the same meaning herein as in the Indenture. All references in this Agreement to times of day shall be references to Houston, Texas time unless otherwise expressly provided herein.

                                  .c.ARTICLE II
                                LETTER OF CREDIT

          .c2.Section 2.1. Issuance of Letter of Credit;. The Bank agrees to issue on the Date of Issuance, upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement, the Letter of Credit substantially in the form of Appendix I. The Letter of Credit shall be in the Original Stated Amount of $43,411,550 (the "Original Stated Amount"), which is the sum of (i) the principal amount of the Bonds on the Date of Issuance, plus (ii) interest thereon at the Cap Interest Rate for a period of One Hundred Eighty-Five (185) days.

          .c2.Section 2.2. Letter of Credit Drawings;. The Trustee is authorized to make drawings under the Letter of Credit in accordance with the terms thereof. The Company hereby directs the Bank to make payments under the Letter of Credit in the manner therein provided. The Company hereby irrevocably approves reductions and reinstatements of the Available Amount as provided in the Letter of Credit.

          .c2.'Section 2.3. Reimbursement of Liquidity Drawings under the Letter of Credit; Interest';. If the conditions precedent contained in
Section 3.2 are satisfied at the time of payment by the Bank of any Liquidity Drawing, such Liquidity Drawing made under the Letter of Credit shall constitute an advance ("Liquidity Advance") to the Company. The Company promises to repay to the Bank each Liquidity Advance on the earliest of (i) the Termination Date, (ii) the date on which the related Bank Bonds are redeemed or canceled pursuant to the Indenture, (iii) the date on which the related Bank Bonds are remarketed pursuant to the Indenture, (iv) the date on which the Letter of Credit is replaced by an Alternate Letter of Credit in accordance with the terms of the Indenture or otherwise terminated pursuant to
Section 10.05 of the Indenture, or (v) the date which is one year from the date of payment by the Bank of the related Liquidity Drawing. The Company also promises to pay to the Bank interest on the unpaid principal amount of each Liquidity Advance from the date such Liquidity Advance is made until it is paid in full as provided herein, at a rate per annum equal to the Base Rate, except to the extent the Company has timely elected as provided in
Section 2.5 hereof. Notwithstanding anything herein to the contrary no Liquidity Advance which has been outstanding longer than 6 months may be a Eurodollar Loan. The Company may prepay Liquidity Advances at any time without premium or penalty (but subject, in the case of Eurodollar Loans, to Section 2.16 hereof).

          .c2.Section 2.4. Reimbursement of Drawings Other than Liquidity Drawings under the Letter of Credit;. The Company agrees to reimburse the Bank for the full amount of any drawing made under the Letter of Credit, other than a Liquidity Drawing creating a Liquidity Advance, on the date of each such drawing. If the Company does not make such reimbursement on such date, such reimbursement obligation shall bear interest at the rate per annum specified in Section 2.13.

          .c2.Section 2.5. Conversion and Continuation Options;. (a) Subject to Section 2.16, the Company may elect to convert Eurodollar Loans to Base Rate Loans at any time and from time to time by giving notice thereof to the Bank. The Company may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Bank at least three Business Days' prior irrevocable notice of such election and specifying the applicable Interest Period. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Base Rate Loan may be converted into a Eurodollar Loan when any Potential Default or Event of Default has occurred and is continuing and (ii) no Base Rate Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Stated Expiration Date.

          (b) Subject to the terms and conditions hereof, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving the Bank at least three Business Days' prior irrevocable notice of such election and specifying the applicable Interest Period, provided that no Eurodollar Loan may be continued as such (i) when any Potential Default or Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Stated Expiration Date and provided, further, that if the Company shall fail to give such notice such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

          (c) No Eurodollar Loan may be created or continued if the Liquidity Advance relating thereto is less than $250,000.

          .c2.Section 2.6. Interest Rates and Payment Dates;. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to LIBOR determined for such day plus the LIBOR Margin payable on the last day of its Interest Period and, if earlier, on the date the related Liquidity Advance is payable as provided in Section 2.3 hereof.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus 2% payable in arrears on the last day of each calendar quarter and, if earlier, on the date the related Liquidity Advance is payable as provided in Section 2.3 hereof and on the date such Base Rate Loan is converted to a Eurodollar Loan as provided in Section 2.5(a) hereof.

          .c2.Section 2.7. Payments;. (a)To the extent the Bank actually receives payment in respect of principal or interest on any Bank Bond, the Liquidity Advance made in connection with the purchase of such Bank Bond shall be deemed to have been reduced pro tanto, with the Bank crediting any interest payment on the Bank Bond received by it to the payment of interest on the related Liquidity Advance (and, after payment of all interest accrued on the related Liquidity Advance, to the payment of principal of the related Liquidity Advance) and crediting any principal repayment received to the principal thereof (and, after payment of all principal of the related Liquidity Advance, to the payment of interest accrued on the related Liquidity Advance). Prior to the occurrence of an Event of Default the Bank agrees that any amount actually received by it in respect of principal or interest on such Bank Bonds and not credited to the payment of principal of or interest on the related Liquidity Advances as provided in the preceding sentence shall be paid promptly to the Company. After the occurrence and during the continuance of an Event of Default any such excess shall be held as collateral for the Obligations pursuant to the terms of Section 6.2(a). Any such payment of a Liquidity Advance will be subject, in the case of Eurodollar Loans, to Section
2.16 hereof.

          (b) The Bank agrees that upon any payment of principal by the Company on a Liquidity Advance (other than a payment deemed made pursuant to Section 2.7(a) above) the Bank will promptly thereafter direct the Trustee to transfer to the Company a corresponding amount of Bank Bonds provided that the Bank shall only be obligated to transfer Bank Bonds in an amount equal to Authorized Denominations.

          .c2.Section 2.8. Fees;. The Company hereby agrees to pay, or cause to be paid, to the Bank:

          (a) on the Issuance Date a non-refundable up-front issuance fee as set forth in the letter agreement dated November 2, 1995 between the Company and the Bank.

          (b) the Company shall pay to the Bank a letter of credit fee on the average daily Available Amount at a rate of: (i) 0.325% per annum for any day Level I Status exists; (ii) 0.45% per annum for any day Level II Status exists; (iii) 0.55% per annum for any day Level III Status exists, and (iv) 0.85% per annum for any day Level IV Status exists. Such fee shall be payable in arrears on the last day of each calendar quarter commencing December 31, 1995 and on the Termination Date, unless the Letter of Credit is terminated in whole on any earlier date, in which event the letter of credit fee for the period to the date of such termination shall be paid on the date of such termination. If Moody's Investors Service, Inc. (or any successor thereto that is a nationally recognized rating agency) or Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or any successor thereto that is a nationally recognized rating agency) shall cease to be in the business of rating long-term indebtedness and the Company and the Bank shall not agree on a successor rating agency in the manner specified in the definition of "Moody's Rating" or "S&P Rating," as the case may be, the Letter of Credit Fee payable under this Section 2.8(b), until the Company and the Bank so agree on a successor rating agency, shall be determined by reference to the rating provided by the remaining rating agency for the first four (4) months after the date such rating agency ceases to be in the business of rating long-term indebtedness and thereafter (until a successor rating agency so chosen shall have in effect a rating on the senior, unsecured non-credit enhanced long-term indebtedness of the Company) Level IV Status shall be deemed to exist.

          (c) on the date of each drawing under the Letter of Credit, a drawing fee of $200.

          (d) on the date of each transfer of the Letter of Credit to a successor Trustee, a transfer fee in an amount equal to the Bank's then standard out-of-pocket fee for transfers in effect on such date.

          .c2.Section 2.9. Method of Payment;. All payments to be made by the Company under this Agreement shall be made to the Bank at ABN AMRO Bank N.V., New York, ABA No. 026009580 for further credit to ABN AMRO Bank N.V., Houston Agency Account No. 651-0-010715-41, not later than 2:00 p.m., Houston, Texas time, on the date when due and shall be made in lawful money of the United States of America (in freely transferable U.S. dollars) and in immediately available funds.

          .c2.Section 2. 10.Lending Offices and Funding;. The Bank may, at its option, elect to fund its Liquidity Advances hereunder at the branch, office or affiliate specified in Section 7.13 (each a "Lending Office") or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Company. Notwithstanding any other provision of this Agreement, the Bank shall be entitled to fund and maintain its funding of all or any part of the Liquidity Advances in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Eurodollar Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

          .c2.Section 2.11. Computation of Interest;. All computations of interest and fees payable by the Company under this Agreement shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed except where interest is computed using the Base Rate in which case a year of 365 or 366 days and actual days elapsed shall be used. Interest shall accrue during each period during which interest is computed from and including the first day thereof to but excluding the last day thereof.

          .c2.Section 2.12. Payment Due on Non-Business Day to be made on Next Business Day;. If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fees. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

          .c2.Section 2.13. Late Payments;. If the principal amount of any Obligation is not paid when due, such Obligation shall bear interest (computed on the basis of a 365 or 366 day year and actual days elapsed) from the due date thereof until paid in full at a rate per annum equal to the Base Rate from time to time in effect plus two percent (2%) payable on demand.

          .c2.Section 2.14. Source of Funds;. All payments made by the Bank pursuant to the Letter of Credit shall be made from funds of the Bank and not from funds obtained from any other Person.

          .c2.Section 2.15. Extension of Stated Expiration Date;. Within 90 days prior to each anniversary date of the Date of issuance (or at such other times as the Bank and Company may mutually agree), the Company may request the Bank to extend the then current Stated Expiration Date for a period of not less than one additional year. If the Bank, in its sole discretion, elects to extend the Stated Expiration Date then in effect, it shall deliver to the Trustee a Notice of Amendment in the form of Exhibit K to the Letter of Credit (herein referred to as a "Notice of Extension") designating the date to which the Stated Expiration Date is being extended. Such extension of the Stated Expiration Date shall be effective, after receipt of such notice, on the Business Day following the date of delivery of such Notice of Extension, and thereafter all references in this Agreement to the Stated Expiration Date shall be deemed to be references to the date designated as such in the most recent Notice of Extension delivered to the Trustee. Any date to which the Stated Expiration Date has been extended in accordance with this Section 2.15 may be extended in like manner. Failure of the Bank to consent to such extension request as herein provided within thirty (30) days of a request by the Company to extend the then applicable Stated Expiration Date shall constitute an election by the Bank not to extend the Stated Expiration Date. No later than 120 days prior to the then current Stated Expiration Date the Company shall notify the Bank as to whether it will provide the Trustee with an Alternate Letter of Credit or no credit enhancement.

          .c2.Section 2.16. Funding Losses;. If the Company makes any payment or prepayment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or if the Company fails to borrow any Eurodollar Loan after notice has been given to the Bank in accordance with Section 2.5, the Company shall reimburse the Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Eurodollar Loan) including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, convert or prepay, provided, however, that the Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          .c2.Section 2.17. Basis for Determining Interest Rate Unavailable;. If on or prior to the first day of any Interest Period deposits in dollars (in the applicable amounts) are not being offered to the Bank in the London interbank market for such Interest Period, the Bank shall forthwith give notice thereof to the Company, whereupon the obligation of the Bank to make a Eurodollar Loan shall be suspended until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. The Bank shall instead make such Liquidity Advance as a Base Rate Loan.

          .c2.Section 2.18. Illegality;. If after the Date of Issuance the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund its Eurodollar Loans, the Bank shall forthwith so notify the Company, whereupon the Bank's obligation to make Eurodollar Loans shall be suspended. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Eurodollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Eurodollar Loan, the Company may borrow a Base Rate Loan in an equal principal amount for a period coincident with the remaining term of the Interest Period applicable to such Eurodollar Loan, and the Bank shall make such Base Rate Loan.

          .c2.Section 2.19. Maximum Interest Rate;. Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 2.6 and 2.13), the maximum rate of interest payable by the Company under this Agreement shall not exceed the Maximum Rate. For purposes hereof, "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges contracted for, charged or received in connection with this Agreement which are deemed to be interest under applicable law. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement exceeds the Maximum Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Maximum Rate for that day, and shall remain fixed at the Maximum Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such Maximum Rate imposed by this Section 2.19.

          .c2.Section 2.20. Bank Rating;. The Bank agrees to use its best efforts to notify the Company of any downgrade in the rating assigned to the unsecured long-term indebtedness of the Bank by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. promptly after the Bank has knowledge thereof, provided that failure of the Bank to provide such notice shall not result in any liability to the Bank.

                                 .c.ARTICLE III
                              CONDITIONS PRECEDENT

          .c2.Section 3.1. Conditions Precedent to Issuance of Letter of Credit;. As conditions precedent to the obligation of the Bank to issue the Letter of Credit (a) the Company shall provide to the Bank on or before the Date of Issuance, in form and substance satisfactory to the Bank and its counsel:

               (i) a written opinion of counsel to the Company dated the Date of Issuance, in form and substance satisfactory to the Bank's counsel;

               (ii) the written opinion or opinions of McCall, Parkhurst & Horton L.L.P., bond counsel, dated the Date of Issuance, in form and substance satisfactory to the Bank's counsel;

               (iii) a certificate signed by an authorized officer of the Company, dated the Date of Issuance and stating that:
(1)the representations and warranties of the Company contained in Article IV are correct on and as of the Date of Issuance as though made on such date; and
(2)none of the Events of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit or the execution and delivery of this Agreement, and no event has occurred and is continuing which would constitute an Event of Default or a Potential Default;
(iv)a copy of resolutions of the board of directors (or a committee thereof) of the Company certified as of the Date of Issuance by the Secretary or an Assistant Secretary of the Company, authorizing, among other things, the execution, delivery and performance by the Company of this Agreement and authorizing the Company to obtain the issuance of the Letter of Credit;
(v)certified copies of the Company's by-laws and articles of incorporation;
(vi)a certificate of the Secretary or any Assistant Secretary of the Company certifying the name and true signatures of the officers of the Company authorized to sign this Agreement;

               (vii) evidence of the status of the Company as a duly organized and validly existing corporation under the laws of the State of Texas;

               (viii) evidence that the Remarketing Agent has acknowledged and accepted in writing its appointment as Remarketing Agent under the Indenture and its duties and obligations thereunder;

               (ix)  true and correct copies of the Related Documents;

               (x) reliance letters with respect to the opinion delivered in connection with (ii) above;

               (xi)  a copy of the order of the Commission referred to in
          Section 4.1(b);

               (xii) the receipt of such other documents, certificates and opinions as the Bank or its counsel may reasonably request;

          (b) no law, regulation or ruling of the United States or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent the Bank from fulfilling its obligations under this Agreement; and

          (c) all legal requirements provided herein incident to the execution, delivery and performance of this Agreement and the Related Documents and the transaction contemplated hereby and thereby, shall be reasonably satisfactory to the Bank and its counsel.

          .c2.Section 3.2. Conditions Precedent to Liquidity Advances;. Upon payment by the Bank of a Liquidity Drawing under the Letter of Credit, such Liquidity Drawing shall constitute a Liquidity Advance to the Company only if on the date of payment of such drawing by the Bank the following statements shall be true:

          (a)  the representations and warranties of the Company contained in
Article IV are correct in all material respects on and as of the date of such payment as though made on and as of such date; and

          (b) no event has occurred and is continuing, or would result from such payment, which constitutes a Potential Default or Event of Default. Unless the Company shall have previously advised the Bank in writing that one or both of the above statements is no longer true, the Company shall be deemed to have represented and warranted on the date of such payment that both of the above statements are true and correct.

                                  .c.ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          .c2.Section 4.1. Company's Representations;. In order to induce the Bank to enter into this Agreement, the Company represents and warrants as of the Date of Issuance that:

          (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas, has all requisite power and authority to own its property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the character of the property owned or leased by it therein or the transaction of its business makes such qualification necessary and where failure to so qualify would (either individually or in the aggregate) have a Material Adverse Effect.

          (b) The Company has full corporate power and authority to enter into, execute, deliver and carry out its obligations under this Agreement and the Related Documents to which the Company is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action and are in full compliance with the Company's articles of incorporation and by-laws. The Commission has issued an order under the Public Utility Holding Company Act of 1935, as amended, authorizing the Company, among other things, to enter into this Agreement and each of the Related Documents to which the Company is a party, and such order is in full force and effect in the form issued. No other consent or approval of, or exemption by, or notice to or filing with any Person is required in respect of the Company to authorize the execution, delivery and performance of, or as a condition to the validity or enforceability of, this Agreement, the Related Documents to which the Company is a party or any other agreement of the Company delivered in connection herewith or therewith, except those which have been obtained and except those which are required under the securities or blue sky laws of any jurisdiction.

          (c) The officer of the Company who has executed this Agreement, who has requested the issuance of the Letter of Credit and who has executed or will execute the Related Documents to which the Company is a party and all other documents, instruments and agreements required to be delivered or contemplated hereunder or thereunder was and is properly in office and was and is duly authorized to execute the same.

          (d) This Agreement and the Related Documents to which the Company is a party each constitutes the valid and legally binding obligations of the Company enforceable in accordance with their respective terms except that the enforceability thereof may be limited by applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally and by equitable principles.

          (e) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, before any Governmental Body which individually or in the aggregate, if adversely determined, would materially and adversely affect the financial condition of the Company or materially impair the ability of the Company to perform its obligations under this Agreement, the Related Documents to which the Company is a party, or any other document, instrument or agreement required to be delivered or contemplated hereunder or thereunder. There are no proceedings pending or, to the knowledge of the Company, threatened against the Company which call into question the validity or enforceability of this Agreement, the Related Documents to which the Company is a party or any agreement of the Company delivered in connection herewith or therewith.

          (f) The execution, delivery and performance by the Company of this Agreement and the Related Documents to which the Company is a party (i) do not violate any provision of the articles of incorporation or by-laws of the Company, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation applicable to or binding on the Company or affecting any of its property, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement or stock preference agreement or under any material mortgage, indenture, contract or other agreement to which the Company is a party or by which any of its property is bound and (iv) do not result in the creation or imposition of any lien upon any material property of the Company.

          (g) The Company has filed all material United States tax returns and all other material tax returns, if any, which are required to be filed by the Company, and has paid all taxes due, if any, as shown on said returns, or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and by appropriate proceedings.

          (h) The consolidated financial statements of the Company and its consolidated subsidiaries as of December 31, 1993 and 1994 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 a copy of which has been furnished to the Bank, present fairly the consolidated financial position of the Company and its Consolidated Subsidiaries as of December 31, 1993 and December 31 1994 and the results of their operations for the two years ended December 31, 1994 in conformity with generally accepted accounting principles consistently applied. The consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarter ended June 30, 1995, copies of which have been furnished to the Bank, present fairly the consolidated financial position of the Company and its Consolidated Subsidiaries as of the dates thereof and have been prepared in conformity with generally accepted accounting principles applied on the basis consistent with that used in the audited consolidated financial statements for the year ended December 31, 1994 (subject to normal year-end and audit adjustments). The Company has no contingent liabilities which are required by generally accepted accounting principles to be shown on the financial statements of the Company other than as indicated on said financial statements and since December 31, 1994, there have been no material adverse changes in the financial condition or operations of the Company.

          (i) To the best knowledge of the Company, after appropriate investigation, the Company is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body which default would have a Material Adverse Effect.

          (j) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U. No part of the proceeds of the Bonds or any Liquidity Advance will be used, directly or indirectly, by the Company for a purpose which violates any law, rule, or regulation of any Governmental Body, including, without limitation, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System, as amended.

          (k) No Potential Default or Event of Default has occurred and is continuing or would result from the obligations incurred by the Company hereunder or by the actions contemplated hereby.

          (l) The representations and warranties of the Company in the Related Documents to which it is a party are true and correct in every material respect, and the Company has furnished the Bank a true and correct copy of all the Related Documents as in effect on the date hereof.

          (m) In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates liabilities and costs arising under or imposed by Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Law, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees). On the basis of this review, the Company has no reason to conclude that such liabilities and costs arising under, including the costs of compliance with, Environmental Laws, are likely to have a Material Adverse Effect.

          (n) No Plan has been terminated nor have any proceedings been instituted to terminate any Plan; the Company has not withdrawn from any Multiemployer Plan in a complete or partial withdrawal nor has a condition occurred which if continued would result in a complete or partial withdrawal; the Company has not incurred any withdrawal liability under Section 4201 or 4204 of ERISA with respect to any Multiemployer Plan; the Company has not incurred any liability to PBGC other than for required insurance premiums which have been paid when due; no Reportable Event with respect to any Plan has occurred; and no Plan has an accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code. Each employee benefit plan as defined in Section 3(3) of ERISA maintained by the Company is in compliance with ERISA; except where the failure so to comply would not have a Material Adverse Effect.

                                  .c.ARTICLE V
                                    COVENANTS

          The Company covenants and agrees with the Bank that it will do the following so long as any amounts may be drawn under the Letter of Credit, and thereafter, so long as any amounts remain outstanding or Obligations remain unfulfilled under this Agreement, unless the Bank shall otherwise consent in writing:

          .c2.Section 5.1.  Information;.  The Company will deliver to the
Bank:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, the annual report of the Company and its Subsidiaries filed with the Commission on Form 10-K for such year;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the quarterly report of the Company and its Subsidiaries filed with the Commission on Form 10-Q for such quarter;

          (c) within five days after any officer of the Company obtains knowledge of any Potential Default or Event of Default, if such Potential Default or Event of Default is then continuing, a certificate of the treasurer or the controller of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) promptly upon the mailing thereof to the preferred shareholders of the Company, copies of all financial statements, reports and proxy statements so mailed;

          (e) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K (or its equivalent) which the Parent or Company shall have filed with the Commission;

          (f) if and when any member of the Controlled Group (i) gives notice to the PBGC of any "Reportable Event" with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given notice of any such Reportable Event, a copy of the notice of such Reportable Event given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under
Section 4201 or 4204 of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated under Section 4241, 4245 or 4041A of ERISA, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or which may reasonably be expected to result in the imposition of a lien or the posting of a bond or other security under Section 401(a)(29) or 412(n) of the Code, or Section 302(f) or 307 of ERISA, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the Controlled Group is required or proposes to take;

          (g) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Bank may reasonably request.

          (h) (i) copies of each of the notices, reports and certificates which are required to be given to the Trustee by the Company under any of the Bond Documents and (ii) upon request of the Bank, copies of each of the notices, reports and certificates which are required to be given to the holders of the Bonds by the Trustee under the Indenture to the extent (A) received by the Company and (B) not delivered to the Bank by the Trustee; and
(i)as promptly as possible and in any event within ten Business Days after the Company has knowledge thereof, notice of any downgrade in the S&P Rating or the Moody's Rating.

          .c2.Section 5.2. Payment of Obligations;. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with and to the extent required by generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          .c2.'Section 5.3.Maintenance of Property; Insurance';. (a) The Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with no greater than such risk retention as are customarily maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Bank, upon reasonable request from the Bank, information presented in reasonable detail as to the insurance so carried.

          .c2.Section 5.4. Conduct of Business and Maintenance of Existence;. The Company will continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that neither the Company not any Material Subsidiary shall be required to preserve any such right, privilege or franchise if the Company's or such Subsidiary's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary; and provided further that nothing in this Section 5.4 shall prohibit (i) any transaction expressly permitted under Section 5.9, (ii) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Event of Default shall have occurred and be continuing, (iii) the transfer of assets, rights, privileges, licenses, franchises or businesses from one Subsidiary to another Subsidiary or (iv) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Bank.

          .c2.Section 5.5. Compliance with Laws;. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity or fact of compliance therewith is contested in good faith by appropriate proceedings.

          .c2.Section 5.6. Inspection of Property, Books and Records;. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Bank at the Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          .c2.Section 5.7. Use of Proceeds;. None of the proceeds of any drawing under the Letter of Credit will be used, directly or indirectly, by the Company for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

          .c2.Section 5.8. Negative Pledge;. The Company will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (i) Liens in existence on the date hereof and (ii) Liens that would not result in a default under the Indenture dated November 1, 1943 between the Company and The First National Bank of Chicago and R.D. Manella, as successor trustees, as amended by the indentures supplemental thereto through the date hereof.

          .c2.Section 5.9. Prohibition of Fundamental Changes;. The Company shall not:

          (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

          (b) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial portion all of its business or property.

          Notwithstanding the foregoing provisions of this Section 5.11, the Company may merge or consolidate with any other Person if the Company is the surviving corporation or the surviving corporation assumes the liabilities of the Company by operation of law or otherwise.

          .c2.Section 5.10. Minimum Consolidated Net Worth;. The Company shall not permit its Consolidated Net Worth to be less than $950,000,000 at any time.

          .c2.Section 5.11. Bond Documents;. The Company will perform and comply in all material respects all terms, covenants and conditions of each of the Related Documents to which it is a party.

          .c2.Section 5.12. Official Statement;. The Company will not refer to the Bank in any official statement or offering memorandum (other than the Preliminary Official Statement relating to the Bonds dated October 26, 1995 or the Official Statement) or make any changes in reference to the Bank in any revision of the Official Statement.

          .c2.Section 5.13. Optional Redemptions;. The Company will not permit an optional redemption or purchase for purposes of cancellation of the Bonds; provided, however, that if the Company has deposited with the Bank or the Trustee an amount equal to the principal amount of the Bonds to be redeemed or purchased, the Bank shall consent to such optional redemption or purchase to the extent of such amounts.
Article VI
                         .c.Article VIEvents of Default

          .c2.Section 6.1. Events of Default;. If any of the following events shall occur and be continuing, each such event shall be an "Event of Default":

          (a) any material representation or warranty made by the Company in this Agreement or the Bond Documents or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith or therewith, shall prove to have been false or misleading in any material respect when made;

          (b) any "event of default" shall have occurred under any of the Bond Documents (as defined respectively therein);

          (c) default in payment by the Company of (i) any Obligations (other than interest or any Letter of Credit Fee) required to be paid or reimbursed under this Agreement to the Bank when and as the same shall become due and payable as herein provided or (ii) any interest or Letter of Credit Fee within 5 days after the same is due;

          (d) default in any material respect in the due observance or performance by the Company of any covenant set forth in Section 5.8, 5.9, 5.10 or 5.13;

          (e) default in any material respect in the due observance or performance by the Company of any other term, covenant or agreement set forth in this Agreement and such default has not been remedied within thirty (30) days after receiving notice from the Bank;

          (f) any material provision of this Agreement, or any of the Bond Documents shall cease to be valid and binding, or the Company or any governmental authority shall contest the validity or binding effect of any such provision, or the Company, or any agent or trustee on behalf of the Company, shall deny that the Company has any or further liability under this Agreement or any of the Bond Documents;

          (g) the Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, is unable generally to pay its debts as they come due, is adjudicated insolvent or bankrupt or there is entered any order or decree granting relief in any involuntary case commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or if the Company petitions or applies to any tribunal for any receiver, trustee, liquidator, assignee or custodian or other similar official of the Company, or commences any proceeding in a court of law for a reorganization, arrangement, dissolution, liquidation or other similar procedure under any bankruptcy law or laws for the relief of debtors, whether now or hereafter in effect, or if there is commenced against the Company any such proceeding in a court of law which remains undismissed or shall not be discharged, vacated or stayed, or such jurisdiction shall not be relinquished, within sixty (60) days after commencement, or the Company by any act, indicates its consent to, approval of, or acquiescence in any such proceeding in a court of law, or to an order for relief in an involuntary case commenced against the Company under any such law, or the appointment of any receiver, trustee, liquidator, assignee, custodian or other similar official for the Company, or if the Company suffers any such receivership, trusteeship, liquidation, assignment or custodianship or other similar procedure to continue undischarged for a period of sixty (60) days after commencement or if the Company takes any action for the purposes of effecting the foregoing;

          (h) the maturity of any indebtedness of the Company under any agreement or obligation in an aggregate principal amount exceeding $25,000,000 shall be accelerated;

          (i) judgments or orders for the payment of money in excess of $25,000,000 shall be rendered against the Company and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

          (j) the Parent at any time shall fail to directly or indirectly own and control beneficially and of record 51% of the outstanding voting stock of the Company; or

          (k) the Trustee shall fail to have a valid and enforceable pledge and assignment of the Trust Estate.

          .c2.Section 6.2. Remedies;. Upon the occurrence of any Event of Default the Bank may exercise any one or more of the following rights and remedies in addition to any other remedies herein or by law provided:

          (a) by written notice to the Company and the Trustee, require that the Company immediately prepay to the Bank in immediately available funds an amount equal to the Available Amount of the Letter of Credit (such amount to be held by the Bank as collateral security for the Obligations and applied by the Bank to reimburse the Bank for subsequent drawings with respect to the Letter of Credit); provided, however, that in the case of an Event of Default described in Section 6.1(g), such prepayment of Obligations shall automatically become due and payable without any notice;

          (b) declare the principal of and interest on the Obligations owing hereunder immediately due and payable, notwithstanding the provisions of
Section 2.3 and such amounts shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided, however, that upon the occurrence of an Event of Default under Section 6.1(g) such acceleration shall automatically occur;

          (c) give notice of the occurrence of an Event of Default to the Trustee and instruct the Trustee to accelerate the Bonds, thereby causing the Letter of Credit to expire fifteen (15) days thereafter;

          (d) pursue any rights and remedies it may have under the Related Documents; or

          (e)  pursue any other remedy available at law or in equity.

                                 .c.ARTICLE VII
                                  MISCELLANEOUS

          .c2.Section 7.1. Taxes;. (a) For the purposes of this Section 7.1, the following terms have the following meanings:

          "Taxes" - means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this Agreement and all penalties and interest with respect thereto, excluding (i) taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which the Bank is organized or in which its principal executive office is located, in which its Lending Office is located or in which it would be subject to tax due to some connection other than that created by this Agreement and (ii) any United States withholding tax imposed on such payments but only to the extent that the Bank is subject to United States withholding tax on the Date of Issuance.

          "Other Taxes" - means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies and all penalties and interest with respect thereto, which arise from the making of any payment pursuant to this Agreement or from the execution or delivery of this Agreement or the Letter of Credit.

          (b) Any and all payments by the Company to or for the account of the Bank hereunder shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Bank, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Company agrees to indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes on amounts payable under this Section) paid by the Bank. This indemnification shall be paid within 15 days after the Bank makes appropriate demand therefor.

          (d) On or prior to the date of its execution and delivery of this Agreement, and from time to time thereafter if requested in writing by the Company (but only so long as the Bank remains lawfully able to do so), the Bank shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of the Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which the Bank has failed to provide the Company with the appropriate form pursuant to Section 7.1(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), the Bank shall not be entitled to indemnification under Section 7.1(b) or (c) with respect to Taxes imposed by the United States; provided that, if the Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps (at the expense of the Bank) as the Bank shall reasonably request to assist the Bank to recover such Taxes.

          (f) If the Company is required to pay additional amounts to or for the account of the Bank pursuant to this Section, then the Bank will change the jurisdiction of its Lending Office if, in the judgment of the Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is nor otherwise disadvantageous to the Bank in its sole judgment.

          .c2.Section 7.2. Increased Costs;. (a)If after the Date of Issuance any change in any applicable law, treaty, regulation, guideline or directive (including, without limitation, regulations and guidelines with respect to capital adequacy and Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) or any new law, treaty, regulation, guideline or directive, or any interpretation of any of the foregoing by any authority charged with the administration or interpretation thereof or any central bank of other fiscal, monetary or other authority having jurisdiction over the Bank or the transactions contemplated by this Agreement (whether or not having the force of law) (all of the foregoing being referred to as a "Regulatory Change") shall:

                    (i) subject the Bank to any tax, deduction or withholding with respect to the Bonds, the Letter of Credit or this Agreement, or any amount paid or to be paid by the Bank as the issuer of the Letter of Credit (other than any tax measured by or based upon the overall net income of the Bank imposed by any jurisdiction having control over the Bank);

                    (ii) impose, modify, require, make or deem applicable to the Bank any reserve requirement (other than reserves against "Eurocurrency liabilities" under paragraph (b) below, capital requirement, special deposit requirement, insurance assessment or similar requirement against any assets held by, deposits with or for the account of, or loans, letters of credit or commitments by, an office of the Bank;

                    (iii) change the basis of taxation of payments due the Bank under this Agreement or the Bonds (other than by a change in taxation of the overall net income of the Bank);

                    (iv) cause or deem letters of credit to be assets held by the Bank and/or as deposits on its books; or


                    (v) impose upon the Bank any other condition with respect to such amount paid or payable to or by the Bank or with respect to this Agreement, the Letter of Credit or the Bonds;

and the result of any of the foregoing is to increase the cost to the Bank of making any payment or maintaining the Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Bank, or to reduce the rate of return on the capital of the Bank (taking into consideration the Bank's policies with respect to capital adequacy) or to require the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it, or to increase the cost to the Bank of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement with respect thereto, in each case by an amount which the Bank in its reasonable judgment deems material, then:

          (1) the Bank shall promptly notify the Company in writing of the happening of such event and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank;

          (2) the Bank shall promptly deliver to the Company a certificate stating the change which has occurred or the reserve requirements or other costs or conditions which have been imposed on the Bank or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and a reasonably detailed description of the way in which such amount has been calculated, and the Bank's determination of such amounts, absent fraud or manifest error, shall be conclusive (in determining such amount, the Bank may use any reasonable averaging and attribution methods); and

          (3) the Company shall pay to the Bank, from time to time as specified by the Bank, such amount as will compensate the Bank for such additional cost, reduction or payment.

          The protection of this paragraph shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed; provided, however, that if it shall later be determined by the Bank that any amount so paid by the Company pursuant to this Section 7.1 is in excess of the amount payable under the provisions hereof, the Bank shall refund such excess amount to the Company.

          Notwithstanding the foregoing Section 7.2(a), the Company shall only be obligated to compensate the Bank for any amount arising or accruing during
(i) any time or period commencing not more than 90 days prior to the date on which the Bank notifies the Company that it proposes to demand such compensation and identifies to the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, the Bank did not know that such amount would arise or accrue.

          (b) Without limiting the effect of the foregoing, the Company shall pay to the Bank on the last day of each Interest Period so long as the Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or so long as the Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of the Bank that includes any Eurodollar Loans) an additional amount (determined by the Bank and notified to the Company) equal to the product of the following for each Eurodollar Loan for each day during such Interest Period.

                    (i) the principal amount of such Eurodollar Loan outstanding on such day; and

                    (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the LIBOR Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on the Bank on such day minus (y) such numerator; and

                    (iii)  1/360.

          .c2.'Section 7.3.Right of Setoff; Other Collateral';. (a) Upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Company (any such notice being expressly waived by the Company), and to the fullest extent permitted by law, to setoff, to exercise any banker's lien or any right of attachment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Bank to or for the account of the Company (irrespective of the currency in which such accounts, monies or indebtedness may be denominated and the Bank is authorized to convert such accounts, monies and indebtedness into U.S. dollars) against any and all of the Obligations of the Company, whether or not the Bank shall have made any demand for any amount owing to the Bank by the Company.
(b)The rights of the Bank under this Section 7.3 are in addition to, in augmentation of, and, except as specifically provided in this Section 7.3, do not derogate from or impair other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

          .c2.Section 7.4. Indemnity, Costs and Expenses;. (a) The Company to indemnify the Bank, its affiliates and the respective directors, officers, agents and employees of the foregoing (each and "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to this Agreement, the Letter of Credit, the Liquidity Advances, any drawing under the Letter of Credit or any actual or proposed use of proceeds of the drawings under the Letter of Credit; except, only if, and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of such Indemnitee in performing or failing to perform its obligations under this Agreement or in making payment against a drawing presented under the Letter of Credit which does not comply with the terms thereof (it being understood and agreed by the parties hereto that in making such payment the Bank's exclusive reliance on the documents presented to the Bank in accordance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever shall not be deemed willful misconduct or gross negligence of the
Bank).

          (b) The Company shall pay (i) all reasonable out-of-pocket expenses of the Bank, including reasonable fees and disbursements of special counsel for the Bank, in connection with any waiver or consent hereunder or any amendment hereof or any Potential Default or Event of Default hereunder and
(ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          .c2.Section 7.5. Obligations Absolute;. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever.

          .c2.Section 7.6. Liability of the Bank;. The Company assumes all risks of the acts or omissions of the Trustee, the Remarketing Agent, the Paying Agent or any agent of the Trustee, the Remarketing Agent or the Paying Agent and any transferee of the Letter of Credit with respect to their use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for (a) the use of the Letter of Credit or for any acts or omissions of the Trustee and any transferee in connection therewith, (b) the validity or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, however, that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the Bank's wrongful failure to make lawful payment under the Letter of Credit after the presentation to the Bank by the Trustee or a successor trustee under the Indenture of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit (it being understood that in making such payment the Bank's exclusive reliance on the documents presented to the Bank in accordance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to forged, fraudulent, invalid or insufficient in any respect or any statement whatsoever, shall not be deemed willful misconduct or gross negligence of the
Bank). The Bank is hereby expressly authorized and directed to honor any demand for payment which is made under the Letter of Credit without regard to, and without any duty on its part to inquire into the existence of, any disputes or controversies between the Issuer, the Company, the Remarketing Agent, the Trustee, the Paying Agent, or any other person or the respective rights, duties or liabilities of any of them, or whether any facts or occurrences represented in any of the documents presented under the Letter of Credit are true and correct.

          .c2.Section 7.7. Participants, Etc;. The Bank shall have the right to grant participations in the Letter of Credit to one or more other commercial banking institutions with the prior written consent of the Company (which consent shall not be unreasonably withheld), and such participants shall be entitled to the benefits of this Agreement, including, without limitation, Sections 2.15, 7.1, 7.2, 7.3, 7.4 and 7.15 hereof, to the same extent as if they were a direct party hereto; provided, however, that no such participation by any such participant shall in any way affect the obligation of the Bank under the Letter of Credit; and provided further that no such participant shall be entitled to receive payment hereunder of any amount greater than the amount which would have been payable had the Bank not granted a participation to such participant. Except as expressly provided in this Agreement, the Bank may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement, the Letter of Credit or the other Related Documents without the prior written consent of the Company. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to take or refrain from taking any action hereunder or under the other Related Documents or to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Related Document; provided that such participation agreement may provide that the Bank will not, without the consent of the participating banks, agree to any modification, amendment or waiver of this Agreement, which would (i) increase the Original Stated Amount of the Letter of Credit (other than automatic reinstatements as provided in the Letter of Credit), (ii) reduce the principal of or rate of interest on any Obligation, (iii) postpone the date fixed for any payment of principal of or interest on any Obligation, or (iv) extend the Stated Expiration Date of the Letter of Credit; and provided further that such participation agreement may provide that the Bank will not consent to any other amendment to this Agreement without the consent of participating banks then holding at least 51% of the risk incident to the Letter of Credit.

          .c2.Section 7.8. Survival of this Agreement;. All covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the Bank of the Letter of Credit and shall continue in full force and effect so long as the Letter of Credit shall be unexpired or any sums drawn or due hereunder shall be outstanding and unpaid, regardless of any investigation made by any person. Wherever in this Agreement the Bank is referred to, such reference shall be deemed to include the successors and assigns of the Bank and all covenants, promises and agreements by or on behalf of the Company which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Bank. The rights and duties of the Company, however, may not be assigned or transferred, except as specifically provided in this Agreement or with the prior written consent of the Bank, and all obligations of the Company hereunder shall continue in full force and effect notwithstanding any assignment by the Company of any of its rights or obligations under any of the Bond Documents or any entering into, or consent by the Company, to any supplement or amendment to any of the Bond Documents.

          .c2.Section 7.9. Modification of this Agreement;. No amendment, modification or waiver of any provision of this Agreement or the Letter of Credit shall be effective unless the same shall be in writing and signed by the Bank, and no consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

          .c2.Section 7.10. Waiver of Rights by the Bank;. No course of dealing or failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Letter of Credit shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise, or the exercise of any other right or privilege. The rights of the Bank under this Agreement and the Letter of Credit are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

          .c2.Section 7.11. Severability;. In case any one or more of the provisions contained in this Agreement shall be held or deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          .c2.'Section 7.12.Governing Law; Submission to Jurisdiction';. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and of any Texas State court sitting in Houston for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          .c2.Section 7.13. Notices;. (a) Except as otherwise specified herein, all notices hereunder shall be given by United States certified or registered mail, by telegram or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed:

If to the Bank, to:

ABN AMRO Bank N.V.
Houston Agency
Three Riverway
Suite 1700
Houston, Texas  77056
Attention:  Laurie Tuzo
Telephone:  (713) 964-3360
Facsimile:  (713) 629-7533

with a copy to:

ABN AMRO North America
135 South LaSalle Street
Suite 711
Chicago, Illinois 60603
Attention:  Peter Gaw and Kevin McFadden,
Utilities Group
Telephone:  (312) 904-2065
Facsimile:  (312) 904-6387

If to the Company, to:

Central Power and Light Company
c/o Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, Texas  75202
Attention:  Director, Finance
Telephone:  (214) 777-1000
Facsimile:  (214) 777-1223

If to the Issuer, to:

Guadalupe-Blanco River Authority
933 East Court Street
Sequin, Texas  78155
Attention:  Director of Finance
Telephone:  (210) 379-5822
Facsimile:  (210) 379-9718

If to the Remarketing Agent, to:

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York  10020
Attention:  Janet Salem
Telephone:  (212) 296-7614
Facsimile:  (212) 296-7513

If to the Trustee, to:

The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286
Attention:  Corporate Trust Trustee Administration
Telephone:  (212) 815-5733
Facsimile:  (212) 815-5915

          Any party may change its address for purposes hereof by notice to the other parties.

          (b) The Bank agrees to give immediate notice, promptly confirmed in writing, to the Remarketing Agent of any notice of an Event of Default given to the Trustee by the Bank.

          .c2.Section 7.14. Survival of Certain Obligations;. The obligation of the Company to reimburse the Bank pursuant to Sections 7.1, 7.3 and 7.14 shall survive the payment of the Bonds and the termination of this Agreement.

          .c2.Section 7.15. Taxes and Expenses;. Any transfer, stamp, documentary or other similar taxes payable or ruled payable by any Governmental Body in respect of this Agreement, the Letter of Credit or the Bonds shall be paid by the Company, together with interest and penalties, if any; provided, however, that the Company may reasonably contest any such taxes with the prior written consent of the Bank which consent shall not be unreasonably withheld.

          .c2.Section 7.16. Headings;. The table of contents and captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          .c2.Section 7.17. Counterparts;. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute one instrument, and shall become effective when copies hereof bearing the signatures of each of the parties hereto shall be delivered to the Company and the Bank.

          .c2.Section 7.18. Waiver of Jury Trial;. Each of the Company and the Bank hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          Please signify your agreement and acceptance of the foregoing by executing this Letter of Credit Agreement in the space provided below.

                                              .c4.Signature;Very truly yours,

                                              ABN AMRO Bank N.V., acting
                                                through its Houston Agency


                                              By:__________________________
                                              Title:_______________________


                                              By:__________________________
                                              Title:_______________________

Accepted and agreed to:

Central Power and Light Company


By:___________________________
Title:________________________

                                   APPENDIX I

                    IRREVOCABLE TRANSFERABLE LETTER OF CREDIT

                                                               November 2, 1995
                                                             **U.S. $43,411,550
                                                                    No. S601662



The Bank of New York, as trustee (the "Trustee")
  under the Indenture of Trust dated as of October 1,
  1995 (the "Indenture"), between Guadalupe-Blanco
  River Authority (the "Issuer"), and the Trustee
101 Barclay Street, 21st Floor
New York, New York  10286

Attention:  Corporate Trust Department

Ladies and Gentlemen:

          We hereby establish in your favor as Trustee for the benefit of the holders of the Bonds (as hereinafter defined), our irrevocable transferable Letter of Credit No. ________ for the account of Central Power and Light Company (the "Company"), whereby we hereby irrevocably authorize you to draw on us from time to time, from and after the date hereof to and including the earliest to occur of our close of business on: (i) November 2, 2000 (as extended from time to time, the "Stated Expiration Date"), (ii) the earlier of
(A) the date which is fifteen (15) days following the conversion of all of the Bonds to either the Multiannual Mode or Fixed Rate Mode (as each term is defined in the Indenture) as such date is specified in a certificate in the form of Exhibit A hereto (the "Conversion Date") or (B) the date on which the Bank honors a drawing under the Letter of Credit on or after the conversion of all of the Bonds to either the Multiannual Mode or Fixed Rate Mode, (iii) the date which is fifteen (15) days following receipt from you of a certificate in the form set forth as Exhibit B hereto, (iv) the date on which an Acceleration Drawing is honored by us, and (v) the date which is fifteen (15) days following receipt by you of a written notice from us specifying the occurrence of an Event of Default under the Letter of Credit Agreement dated as of October 1, 1995, between the Company and us (the "Letter of Credit Agreement") and directing you to accelerate the Bonds (the "Termination Date"), a maximum aggregate amount not exceeding Forty Three Million Four Hundred Eleven Thousand Five Hundred Fifty United States Dollars (U.S. $43,411,550 - the "Original Stated Amount") to pay principal of and accrued interest on, or the purchase price of, the $40,890,000 Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995 issued by the Issuer (the "Bonds"), in accordance with the terms hereof (said $43,411,550 having been calculated to be equal to $40,890,000, the original principal amount of the Bonds, plus $2,521,550 which is at least 185 days' accrued interest on said principal amount of the Bonds at the rate of twelve percent (12%) per annum (the "Cap Interest Rate")). This credit is available to you against presentation of the following documents (the "Payment Documents") presented to ABN AMRO Bank N.V., acting through its Houston Agency (the "Bank"), as described below:

          A certificate (with all blanks appropriately completed)
          (i) in the form attached as Exhibit C hereto to pay accrued interest on the Bonds as provided for under
          Section 4.03(e) of the Indenture (an "Interest Drawing"),
          (ii) in the form attached as Exhibit D hereto to pay the principal amount of and accrued interest on the Bonds in respect of any redemption of the Bonds as provided for in
          Section 4.03(e) of the Indenture (a "Redemption Drawing"), provided that in the event the date of redemption or purchase coincides with an Interest Payment Date (as defined in the Indenture) the Redemption Drawing shall not include any accrued interest on the Bonds (which interest is payable pursuant to an Interest Drawing), (iii) in the form attached as Exhibit E hereto, to allow The Bank of New York, as Paying Agent (together with its permitted successors and assigns, the "Paying Agent"), to pay the purchase price of Bonds tendered for purchase as provided for in Section 2.10(b)(ii) of the Indenture which have not been successfully remarketed or for which the purchase price has not been received by the Paying Agent by 10:00 a.m., Houston time, on the purchase date (a "Liquidity Drawing"), provided that in the event the purchase date coincides with an Interest Payment Date, the Liquidity Drawing shall not include any accrued interest on the Bonds (which interest is payable pursuant to an Interest Drawing), (iv) in the form attached as Exhibit F hereto, to pay the principal of and accrued interest in respect of Bonds the payment of which has been accelerated pursuant to Section 6.02 of the Indenture (an "Acceleration Drawing"), or (v) in the form attached as Exhibit G hereto to pay the principal amount of Bonds maturing on July 1, 2017 (a "Stated Maturity Drawing"), each certificate to state therein that it is given by your duly authorized officer and dated the date such certificate is presented hereunder. No drawings shall be made under this Letter of Credit for Company Held Bonds or Bank Bonds (as each term is defined in the Indenture).

          All drawings shall be made by presentation of each Payment Document at our office at Three Riverway, Suite 1700, Houston, Texas 77056 as aforesaid, by tested telex (at telex number 6868916 Answerback: ABN INTL HOU) or by telecopier (at telecopier number (713) 629-7533), Attention: Trade Services, without further need of documentation, including the original of this Letter of Credit, it being understood that each Payment Document so submitted is to be the sole operative instrument of drawing. You shall use your best efforts to give telephonic notice of a drawing to the Bank at its Houston Agency, ((713) 964-3341) on the Business Day preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so).

          We agree to honor and pay the amount of any Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawing if presented in compliance with all of the terms of this Letter of Credit. If such drawing, other than a Liquidity Drawing, is presented prior to 4:00 P.M., New York time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 11:00 A.M., New York time, on the following Business Day. If any such drawing, other than a Liquidity Drawing, is presented at or after 4:00 P.M., New York time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 2:30 P.M., New York time, on the following Business Day. If a Liquidity Drawing is presented prior to 12:00 Noon, New York time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 3:00 P.M., New York time, on the same Business Day. If a Liquidity Drawing is presented at or after 12:00 Noon, New York time, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 11:00 A.M., New York time, on the following Business Day. Payments made hereunder shall be made by wire transfer to you or by deposit into your account with us in accordance with the instructions specified by the Trustee in the drawing certificate relating to a particular drawing hereunder. "Business Day" means any day other than a day on which banking institutions in the city in which the principal corporate trust office of the Trustee or the principal corporate trust office of the Paying Agent or the principal office of the Remarketing Agent (as defined in the Indenture) is located, or in the City of Houston, Texas, are required or authorized by law or regulation to remain closed, or other than a day on which the New York Stock Exchange is closed.

          The Available Amount (as hereinafter defined) will be reduced automatically by the amount of any drawing hereunder; provided, however, that the amount of any Interest Drawing hereunder, less the amount of the reduction in the Available Amount attributable to interest as specified in a certificate in the form of Exhibit D or H hereto, shall be automatically reinstated immediately upon payment by us of such drawing. After payment by us of a Liquidity Drawing, the obligation of the Bank to honor drawings under this Letter of Credit will be automatically reduced by an amount equal to the Original Purchase Price of any Bonds (or portions thereof) purchased pursuant to said drawing. In addition, prior to the conversion of all of the Bonds to either the Multiannual Mode or Fixed Rate Mode, in the event of the remarketing of the Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing, our obligation to honor drawings hereunder will be automatically reinstated concurrently upon receipt by us, or the Trustee or the Paying Agent on our behalf, of an amount equal to the Original Purchase Price of such Bonds (or portion thereof); the amount of such reinstatement shall be equal to the Original Purchase Price of such Bonds (or portions thereof). "Original Purchase Price" shall mean the principal amount of any Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest on such Bond paid with the proceeds of a Liquidity Drawing (and not pursuant to an Interest Drawing) upon such purchase.

          Upon receipt by us of a certificate of the Trustee in the form of Exhibit D or H hereto, the Letter of Credit will automatically and permanently reduce the amount available to be drawn hereunder by the amount specified in such certificate. Such reduction shall be effective as of the next Business Day following the date of delivery of such certificate.

          Upon any permanent reduction of the amounts available to be drawn under this Letter of Credit, as provided herein, we may deliver to you a substitute Letter of Credit in exchange for this Letter of Credit or an amendment to this Letter of Credit substantially in the form of Exhibit I hereto to reflect any such reduction. If we deliver to you such a substitute Letter of Credit you shall simultaneously surrender to us for cancellation the Letter of Credit then in your possession. The "Available Amount" shall mean the Original Stated Amount (i) less the amount of all prior reductions pursuant to Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawings, (ii) less the amount of any reduction thereof pursuant to a reduction certificate in the form of Exhibit D or H hereto to the extent such reduction is not already accounted for by a reduction in the Available Amount pursuant to (i) above, (iii) plus the amount of all reinstatements as above provided.

          Prior to the Termination Date, we may extend the Stated Expiration Date from time to time at the request of the Company by delivering to you an amendment to this Letter of Credit in the form of Exhibit K hereto designating the date to which the Stated Expiration Date is being extended. Each such extension of the Stated Expiration Date shall become effective on the Business Day following delivery of such notice to you and thereafter all references in this Letter of Credit to the Stated Expiration Date shall be deemed to be references to the date designated as such in such notice. Any date to which the Stated Expiration Date has been extended as herein provided may be extended in a like manner.

          Upon the Termination Date this Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation.

          This Letter of Credit is transferable in whole only to your successor as Trustee. Any such transfer (including any successive transfer) shall be effective upon receipt by us (which receipt shall be subsequently confirmed in writing to the transferor and the transferee by the Bank) of a signed copy of the instrument effecting each such transfer signed by the transferor and by the transferee in the form of Exhibit J hereto (which shall be conclusive evidence of such transfer) and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor's place; provided that, in such case, any certificates of the Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer or agent of the transferee.

          Communications with respect to this Letter of Credit shall be addressed to us at ABN AMRO Bank N.V., Houston Agency, Three Riverway, Suite 1700, Houston, Texas 77056, Attention: Trade Services, specifically referring to the number of this Letter of Credit.

          To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), except for Article 41 and Article 48(g) thereof. As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of Texas, including without limitation the Uniform Commercial Code as in effect in the State of Texas.
          All payments made by us hereunder shall be made from our funds and not with the funds of any other person.

          This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

                                              ABN AMRO Bank N.V., acting
                                              through its Houston Agency


                                              By:_______________________
                                                 Its


                                              By:________________________
                                                 Its

EXHIBIT A

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                            NOTICE OF CONVERSION DATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

Ladies and Gentlemen:

          Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), which has been established by you for the account of Central Power and Light Company, in favor of the Trustee.

          The undersigned hereby certifies and confirms that the conversion of all of the Bonds to either the Multiannual Mode or Fixed Rate Mode has occurred on [insert date], and, accordingly, the Letter of Credit shall terminate 15 days after such conversion in accordance with its terms.
          All defined terms used herein which are not otherwise defined herein shall have the same meaning as in the Letter of Credit.


                                              ____________________________
                                              as Trustee


                                              By__________________________
                                                [Title of Authorized
                                                  Representative]

EXHIBIT B

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                              NOTICE OF TERMINATION

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

Ladies and Gentlemen:
          Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), which has been established by you for the account of Central Power and Light Company in favor of the Trustee.

          The undersigned hereby certifies and confirms that [(i) no Bonds (as defined in the Letter of Credit) remain Outstanding within the meaning of the Indenture, (ii) all drawings required to be made under the Indenture and available under the Letter of Credit have been made and honored, or (iii) an Alternate Letter of Credit has been issued to replace the Letter of Credit pursuant to the Indenture and the Installment Payment Agreement dated as of October 1, 1995, between the Issuer and the Company, or (iv) the Company has complied with the provisions of Section 10.05 of the Indenture to provide other credit enhancement or no credit enhancement as security for the Bonds] [1] and, accordingly, the Letter of Credit shall be terminated in accordance with its terms.
          All defined terms used herein which are not otherwise defined shall have the same meaning as in the Letter of Credit.


          ____________________________
          as Trustee


          By__________________________
          [Title of Authorized
            Representative]




_______________________
[1]  Insert appropriate subsection.

By Telecopy or Tested Telex

EXHIBIT C

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                          INTEREST DRAWING CERTIFICATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

          The undersigned individual, a duly authorized representative of __________________ (the "Beneficiary"), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), issued by ABN AMRO Bank N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

          1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

          2. The Beneficiary is entitled to make this drawing in the amount of $_____________ under the Letter of Credit pursuant to the Indenture with respect to the payment of interest due on all Bonds in the [Daily Mode] [Weekly Mode] [Flexible Mode] [Monthly Mode] [Quarterly Mode] [Semiannual Mode][1] outstanding on the Interest Payment Date (as defined in the Indenture) occurring on [insert applicable date], other than Bank Bonds and Company Held Bonds (as each term is defined in the Letter of Credit).

          3. The amount of the drawing is equal to the amount required to be drawn by the Trustee pursuant to Section 4.03(e) of the Indenture.

          4. The amount of the drawing made by this Certificate was computed in compliance with the terms of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).



______________________
[1] Insert appropriate phrase.

          5. Payment by the Bank pursuant to this drawing shall be made to ______________________________, ABA Number ________________________, Account
Number ___________________, Attention: ___________________________________,
Re: _________________________.

          In Witness Whereof, this Certificate has been executed this ____ day of ____________________, ______.


                                              ____________________________
                                              as Trustee


                                              By__________________________
                                                [Title of Authorized
                                                  Representative]

By Telecopy or Tested Telex

EXHIBIT D

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                  REDEMPTION DRAWING AND REDUCTION CERTIFICATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

          The undersigned individual, a duly authorized representative of _____________ _____________________ (the "Beneficiary"), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), issued by ABN AMRO Bank N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

          1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

          2. The Beneficiary is entitled to make this drawing in the amount of $____________ under the Letter of Credit pursuant to Section 4.03(e) of the Indenture.

          3. (a) The amount of this drawing is equal to (i) the principal amount of Bonds to be redeemed by the Issuer (as defined in the Letter of Credit) pursuant to Section 2.06[(a)][(b)[(c)][1] of the Indenture on [insert applicable date] (the "Redemption Date") other than Bank Bonds and Company Held Bonds (as each term is defined in the Letter of Credit), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) to the Redemption Date, provided that in the event the Redemption Date coincides with an Interest Payment Date this drawing does not include any accrued interest on such Bonds.

          (b)  Of the amount stated in paragraph 2 above:
                    (i) $______________ is demanded in respect of the principal amount of the Bonds referred to in subparagraph (a) above; and


_________________
[1] Insert appropriate subsection.

                    (ii)  $_____________ is
 demanded in respect of accrued
               interest on such Bonds.

          4. Payment by the Bank pursuant to this drawing shall be made to _________________________, ABA Number _____________________________, Account
Number ____________________________, Attention: _____________________________,
Re: _________________________________.

          5. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

          6. Upon payment of the amount drawn hereunder, the Bank is hereby directed to permanently reduce the Available Amount by $[insert amount of reduction] and the Available Amount shall thereupon equal $[insert new Available Amount]. The Available Amount has been reduced by an amount equal to the principal of Bonds paid with this drawing and an amount equal to 185 days' interest thereon at the Cap Interest Rate (as defined in the Letter of Credit).

          7.   Of the amount of the reduction stated in paragraph 6 above:

                    (i) $____________ is attributable to the principal amount of Bonds redeemed; and

                    (ii) $___________ is attributable to interest on such Bonds (i.e., 185 days' interest thereon at the Cap Interest
               Rate).

          8. The amount of the reduction in the Available Amount has been computed in accordance with the provisions of the Letter of Credit.

          9. Following the reduction, the Available Amount shall be at least equal to the aggregate principal amount of the Bonds outstanding (to the extent such Bonds are not Bank Bonds or Company Held Bonds (as each term is defined in the Letter of Credit)) plus 185 days' interest thereon at the Cap Interest Rate.

          In Witness Whereof, this Certificate has been executed this ______ day of _______________, ______.


                                              ____________________________
                                              as Trustee


                                              By__________________________
                                                [Title of Authorized
                                                  Representative]

By Telecopy or Tested Telex

EXHIBIT E

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                          LIQUIDITY DRAWING CERTIFICATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

          The undersigned individual, a duly authorized representative of ___________ (the "Beneficiary") hereby Certifies as follows with respect to
(i) that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), issued by ABN AMRO Bank N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

          1.   The Beneficiary is the Trustee under the Indenture.

          2. The Beneficiary is entitled to make this drawing under the Letter of Credit in the amount of $_____________ with respect to the payment of the purchase price of Bonds tendered for purchase in accordance with
Section 2.10(b)(ii) of the Indenture and to be purchased on [insert applicable date] (the "Purchase Date") which Bonds have not been remarketed as provided in the Indenture or the purchase price of which has not been received by the Paying Agent (as defined in the Letter of Credit) by 10:00 a.m., Houston time, on said Purchase Date.

          3. (a) The amount of the drawing is equal to (i) the principal amount of Bonds to be purchased pursuant to the Indenture on the Purchase Date other than Bank Bonds and Company Held Bonds (as each term is defined in the Letter of Credit), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) (or if none, the date of issuance of the Bonds) to the Purchase Date, provided that in the event the Purchase Date coincides with an Interest Payment Date this drawing does not include any accrued interest on such Bonds.

          (b)  Of the amount stated in paragraph (2) above:

                    (i) $_________________ is demanded in respect of the principal portion of the purchase price of the Bonds referred to in subparagraph (2) above; and

                    (ii) $________________ is demanded in respect of payment of the interest portion of the purchase price of such Bonds.

          4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

          5. Payment by the Bank pursuant to this drawing shall be made to _________________________, ABA Number ___________________________, Account
Number _____________________, Attention: _______________________________, Re:
_____________________________.

          In Witness Whereof, this Certificate has been executed this _____ day of _____________________, ______.


                                              ____________________________
                                              as Trustee


                                              By__________________________
                                                [Title of Authorized
                                                  Representative]

By Telecopy or Tested Telex

EXHIBIT F

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                        ACCELERATION DRAWING CERTIFICATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

          The undersigned individual, a duly authorized representative of _________________ (the "Beneficiary"), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), issued by ABN AMRO Bank N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

          1.   The Beneficiary is the Trustee under the Indenture.

          2. An Event of Default has occurred under subsection [insert subsection] of Section 6.01 of the Indenture and the Trustee has declared the principal of and accrued interest on all Bonds then outstanding immediately due and payable. The Beneficiary is entitled to make this drawing in the amount of $_____________ under the Letter of Credit pursuant to Section 6.02 of the Indenture in order to pay the principal of and interest accrued on the Bonds due to an acceleration thereof in accordance with Section 6.02 of the Indenture.

          3. (a) The amount of this drawing is equal to (i) the principal amount of Bonds outstanding on [insert date of acceleration] (the "Acceleration Date") other than Bank Bonds and Company Held Bonds (as each term is defined in the Letter of Credit), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) to the Acceleration Date.

          (b)  Of the amount stated in paragraph 2 above:

                    (i) $______________ is demanded in respect of the principal portion of the Bonds referred to in subparagraph (a) above; and

                    (ii) $______________ is demanded in respect of accrued interest on such Bonds.

          4. The amount of this drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

          5. Payment by the Bank pursuant to this drawing shall be made to _______________________, ABA Number ________________________, Account Number
_________________, Attention: ______________________, Re:
_____________________.

          In Witness Whereof, this Certificate has been executed this ____ day of ______________________, _____.


                                              ____________________________
                                              as Trustee


                                              By__________________________
                                                [Title of Authorized
                                                  Representative]

By Telecopy or Tested Telex

EXHIBIT G

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                       STATED MATURITY DRAWING CERTIFICATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

          The undersigned individual, a duly authorized representative of _______________ (the "Beneficiary"), hereby Certifies on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), issued by ABN AMRO Bank N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

          1.   The Beneficiary is the Trustee under the Indenture.

          2. The Beneficiary is entitled to make this drawing in the amount of $___________ under the Letter of Credit pursuant to Section 4.03(e) of the Indenture.

          3. The amount of this drawing is equal to the principal amount of Bonds outstanding on July 1, 2017 the maturity date thereof as specified in
Section 2.01 of the Indenture, other than Bank Bonds and Company Held Bonds (as each term is defined in the Letter of Credit).

          4. The amount of this drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit) .

          5. Payment by the Bank pursuant to this drawing shall be made to ____________________, ABA Number __________________, Account Number
______________, Attention: __________________________, Re:
_____________________.

          In Witness Whereof, this Certificate has been executed this _____ day of ___________, _______.


                                              ____________________________
                                              as Trustee


                                              By__________________________
                                                [Title of Authorized
                                                  Representative]

EXHIBIT H

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                              REDUCTION CERTIFICATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

          The undersigned hereby Certifies with respect to (i) that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), issued by ABN AMRO Bank N.V. (the "Bank") in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

          1.   The Beneficiary is the Trustee under the Indenture.

          2. Upon receipt by the Bank of this Certificate, the Available Amount (as defined in the Letter of Credit) shall be reduced by $__________ and the Available Amount shall thereupon equal $______________.
$__________________ of the new Available Amount is attributable to interest.

          3. The amount of the reduction in the Available Amount has been computed in accordance with the provisions of the Letter of Credit.

          4. Following the reduction, the Available Amount shall be at least equal to the aggregate principal amount of the Bonds outstanding (other than Bank Bonds and Company Held Bonds (as each term is defined in the Letter of Credit)) plus 185 days' interest thereon at the Cap Interest Rate (as defined in the Letter of Credit).

          In Witness Whereof, this Certificate has been executed this ______ day of ___________________, _____.

                                              ____________________________
                                              as Trustee


                                              By__________________________
                                                [Title of Authorized
                                                  Representative]
EXHIBIT I

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                               NOTICE OF AMENDMENT

[Trustee]
________________________
________________________

Attention:

Ladies and Gentlemen:

          Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Letter of Credit Agreement dated as of October 1, 1995, between Central Power and Light Company and us, the Available Amount (as defined in the Letter of Credit) has been reduced to $_____________.

          This letter should be attached to the Letter of Credit and made a part thereof.

                                              ABN AMRO Bank N.V.


                                              By_________________________
                                              Its_______________________



                                              By_________________________
                                              Its_______________________

EXHIBIT J

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                              TRANSFER CERTIFICATE

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:  Trade Services

Ladies and Gentlemen:

          Reference is made to that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), which has been established by the Bank in favor of ______________________________.

          The undersigned, a duly authorized officer or agent of [Name of Transferor], has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Letter of Credit to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Letter of Credit.

          Transferor and Transferee have indicated on the face of said Letter of Credit that it has been transferred and assigned to Transferee.

          The undersigned, a duly authorized officer or agent of the Transferee, hereby certifies that the Transferee is a duly authorized Transferee under the terms of said Letter of Credit and is accordingly entitled, upon presentation of the documents called for therein, to receive payment thereunder.

                                              _____________________________
                                              Name of Transferor


                                              By____________________________
                                                [Title of Authorized Officer
                                                  of Transferor]


                                              ______________________________
                                              Name of Transferee


                                              By____________________________
                                              [Title of Authorized Officer
                                              of Transferor]

EXHIBIT K

to

ABN AMRO Bank N.V.

Letter of Credit

No. S601662


                               NOTICE OF EXTENSION

[Trustee]
_____________________
_____________________

Attention:

Ladies and Gentlemen:

          Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. S601662 dated November 2, 1995 (the "Letter of Credit"), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Letter of Credit Agreement dated as of October 1, 1995, between Central Power and Light Company and us, the Stated Expiration Date (as defined in the Letter of Credit) has been extended to ___________, ______.

          This letter should be attached to the Letter of Credit and made a part thereof.

                                              ABN AMRO Bank N.V.

                                              By_________________________
                                              Its_______________________


                                              By_________________________
                                              Its_______________________